UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 28, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A supplements the information reported in Item 5.02(c) of the Current Report on Form 8-K dated January 28, 2008 (filed January 30, 2008) regarding the appointment of Punit Dhillon as a named executive officer, providing disclosure regarding Mr. Dhillon’s employment agreement which was not yet available at the time of the original filing.  This Current Report on Form 8-K/A provides additional disclosure under Item 5.02(c)
regarding the status of Mr. Dhillon’s employment agreement and adds Exhibit 99.2 under Item 9.01. No other information contained in the original Form 8-K is amended or altered by this Form 8-K/A.

Item 5.02. Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2008, Inovio entered into a ten-year employment agreement with Mr. Dhillon (the “Agreement”) for his service as Vice President, Finance and Operations, pursuant to which Mr. Dhillon will receive an annual salary of $176,000, and be eligible for discretionary annual bonuses and to receive stock options as may be approved from time to time pursuant to the Inovio 2007 Omnibus Incentive Plan.  The Agreement provides for customary participation in the registrant’s other employee benefit plans and rights to vacation and reimbursement for certain business expenses.  The Agreement also details each party’s right to terminate the Agreement and the calculation of payments, if any, due upon such termination, and provides for arbitration of any disputes arising under the Agreement.  A copy of the Agreement as executed is provided herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.2	Employment Agreement for Punit Dhillon dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2008

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer